                            SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                      1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           CAMCO FINANCIAL CORPORATION
                 -----------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    -------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

     1)  Title of each class of securities to which transaction applies:

         _______________________________________________________________________

     2)  Aggregate number of securities to which transaction applies:

         _______________________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         _______________________________________________________________________

     4)  Proposed maximum aggregate value of transaction:

         _______________________________________________________________________

     5)  Total fee paid:

         _______________________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

         ________________________________________

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         ________________________________________

     4)  Date Filed:

                           CAMCO FINANCIAL CORPORATION
                               6901 GLENN HIGHWAY
                              CAMBRIDGE, OHIO 43725
                                 (740) 435-2020

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

         The 2004 Annual Meeting of Stockholders of Camco Financial Corporation ("Camco") will be held at Camco's Corporate Center, 6901 Glenn Highway, Cambridge, Ohio 43725, on April 27, 2004, at 4:00 p.m., Eastern Daylight Time (the "Annual Meeting"), for the following purposes:

         1.       To elect two directors of Camco for terms expiring in 2007;

         2. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         Only Camco stockholders of record at the close of business on March 12, 2004, will be entitled to vote at the Annual Meeting and at any adjournments thereof. Whether or not you expect to attend the Annual Meeting, we urge you to consider the accompanying proxy statement carefully and to SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND THE PRESENCE OF A QUORUM MAY BE ASSURED. Giving a proxy does not affect your right to vote in person in the event you attend the Annual Meeting.

                                          By Order of the Board of Directors

March 22, 2004                            D. Edward Rugg, Secretary

                           CAMCO FINANCIAL CORPORATION
                               6901 GLENN HIGHWAY
                              CAMBRIDGE, OHIO 43725
                                 (740) 435-2020

                                 PROXY STATEMENT

                                     PROXIES

         The Board of Directors of Camco Financial Corporation ("Camco") is soliciting proxies in the form accompanying this Proxy Statement, for use at the 2004 Annual Meeting of Stockholders of Camco to be held at Camco's Corporate Center, 6901 Glenn Highway, Cambridge, Ohio 43725, on April 27, 2004, at 4:00 p.m., Eastern Daylight Time, and at any adjournments thereof (the "Annual Meeting"). Only stockholders of record as of the close of business on March 12, 2004 (the "Voting Record Date"), are entitled to vote at the Annual Meeting. Each such stockholder will be entitled to cast one vote for each share owned. As of the Voting Record Date, there were 7,352,150 votes entitled to be cast at the Annual Meeting.

         Each properly executed proxy received prior to the Annual Meeting and not revoked will be voted as specified thereon or, in the absence of specific instructions to the contrary, will be voted FOR the reelection of Terry A. Feick and Susan J. Insley as directors of Camco for terms expiring in 2007.

         The directors, officers and other employees of Camco may solicit proxies in person or by telephone, telegraph or mail only for use at the Annual Meeting. Proxies may be revoked by (a) delivering a written notice expressly revoking the proxy to the Secretary of Camco at the above address prior to the Annual Meeting, (b) delivering a later dated proxy to Camco at the above address prior to the Annual Meeting, or (c) attending the Annual Meeting and voting in person. The cost of soliciting proxies will be borne by Camco.

         This Proxy Statement is first being mailed to stockholders of Camco on or about March 22, 2004.

                              ELECTION OF DIRECTORS

         The Board of Directors proposes the reelection of the following persons to terms that will expire in 2007:

                                                                                Director
     Name                Age                  Position(s) held                    since
---------------          ---                  ----------------                  --------
Terry A. Feick           54                        Director                       2000
Susan J. Insley          58                        Director                       2002

         TERRY A. FEICK retired as the Superintendent of Schools for the Washington Court House City Schools in December 2001, a position he had held since 1991.

         SUSAN J. INSLEY is the Executive Vice President and Principal of Cochran Public Relations, Inc., Columbus, Ohio, a position she has held since 1996.

         Under Delaware law and Camco's Bylaws, the two nominees receiving the greatest number of votes will be elected as directors. Abstentions, shares not voted by brokers and votes withheld are not counted toward the election of directors.

         In accordance with Section 3.13 of the Bylaws, nominees for election as directors may be proposed only by the directors or by a stockholder. Camco's Corporate Governance and Nominating Committee recommended to Camco's Board of Directors this year's director nominees. The Corporate Governance and Nominating Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, having business experience, exhibiting high moral character and owning at least 100 shares of Camco stock; however, the Committee retains the right to modify these minimum qualifications from time to time. The Committee has a general process for choosing nominees, which process considers both incumbent directors and new candidates. In evaluating an incumbent director whose term of office is set to expire, the Committee reviews such director's overall service to Camco during his or her term, including the number of meetings attended, level of participation, quality of performance and any transactions of such director with Camco during his or her term. If the Committee chooses to evaluate new director candidates, the Committee uses its network of contacts to compile a list of potential candidates. Then, the Committee determines whether such candidates are independent, which determination is based upon applicable securities laws, the rules and regulations of the SEC, the rules of the National Association of Securities Dealers and the advice of counsel, if necessary. Finally, the Committee meets to discuss and consider all candidates' qualifications and then chooses a candidate by majority vote.

         The Committee will consider director candidates recommended by stockholders, provided that the stockholder is entitled to vote for directors and has submitted a written nomination to the Secretary of Camco by the sixtieth day before the first anniversary of the most recent annual meeting of stockholders held for the election of directors. Each such written nomination must state the name, age, business and residence address of the nominee, the principal occupation or employment of the nominee, the number of each class of shares of Camco owned either beneficially or of record by each such nominee and the length of time such shares have been so owned. The Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, when evaluating a candidate who was recommended by a stockholder.

         Camco has not implemented a formal policy regarding director attendance at the Annual Meeting. Typically, the Board of Directors holds a meeting immediately prior to the Annual Meeting, which results in most directors being able to attend the Annual Meeting. In 2003, all directors attended the Annual Meeting.

                               INCUMBENT DIRECTORS

         The following directors will continue to serve after the Annual Meeting for the terms indicated:

                                                                                 Director          Term
       Name                       Age                Position(s) held             Since           Expires
-----------------                 ---            -----------------------         --------         -------
Richard C. Baylor                 49                   President                   2001            2006
                                                 Chief Executive Officer
                                                 Chief Operating Officer
Robert C. Dix, Jr.                64                   Director                    1994            2006
Paul D. Leake                     63                   Director                    1996            2006
Larry A. Caldwell                 67             Chairman of the Board             1970            2005
Carson K. Miller                  58                   Director                    2002            2005
Samuel W. Speck                   67                   Director                    1991            2005
Jeffrey T. Tucker                 46                   Director                    1987            2005

         RICHARD C. BAYLOR was named President of Camco on January 1, 2000, and Chief Executive Officer on January 1, 2001. He has been Camco's Chief Operating Officer since October 21, 1998. From October 21, 1998 until January 1, 2000, Mr. Baylor was the Executive Vice President of Camco. From August 1989 to June 1998, Mr. Baylor was employed as a Vice President of Lending by State Savings Bank, Columbus, Ohio. Mr. Baylor is also a director of each of Camco's subsidiaries.

         ROBERT C. DIX, JR. is Publisher of The Daily Jeffersonian, Cambridge, Ohio, and is one of the five principals of the group known as Dix Communication. Mr. Dix is Executive Vice President of Wooster Republican Printing Company, which owns a group of newspapers and radio stations. Mr. Dix is also President of MDM Broadcasting, a television station holding company, which is a wholly-owned subsidiary of Wooster Republican Printing Company.

         PAUL D. LEAKE retired in June 2001 as the President and Chief Executive Officer of First Bank for Savings, a position he had held since 1976.

         LARRY A. CALDWELL is the Chairman of the Board of Directors of Camco, a position he has held since January 1996. Mr. Caldwell was the Chief Executive Officer of Camco from Camco's organization in 1970 until January 1, 2001. Mr. Caldwell is the father of David S. Caldwell.

         CARSON K. MILLER retired in 2002 as the President of Washington State Community College in Marietta, Ohio, a position he had held since 1985.

         SAMUEL W. SPECK is the director of the Ohio Department of Natural Resources. Prior to joining the cabinet of the Governor of Ohio, Dr. Speck served as President of Muskingum College, New Concord, Ohio from 1986 to 1999.

         JEFFREY T. TUCKER is a Certified Public Accountant and a partner in the accounting firm of Tucker & Tucker, Cambridge, Ohio.

                   BOARD MEETINGS, COMMITTEES AND COMPENSATION

         The Board of Directors of Camco met six times for regularly scheduled meetings during the year ended December 31, 2003. Each director attended at least 75% of the aggregate of the total number of the

Board of Directors' meetings and the total number of meetings held by committees on which such director served during 2003. The Board has determined that each director is independent under Rule 4200(a)(15) of Nasdaq's listing standards, except Messrs. Baylor and Caldwell.

         The Board of Directors of Camco has a Compensation Committee whose members are Ms. Insley and Messrs. Feick and Miller. The Compensation Committee establishes the compensation of the senior executive officers of Camco and its subsidiaries after conducting a review of the performance of each of these officers with the Board of Directors and the Corporate Governance Committee. The Compensation Committee's other responsibilities include recommending the compensation to be paid to directors of Camco and its subsidiaries each year. The Compensation Committee met six times during 2003.

         The Board of Directors of Camco has an Audit Committee, whose members are Messrs. Tucker, Dix and Miller. The Board of Directors has determined that Mr. Tucker qualifies as a financial expert. The Audit Committee's responsibilities include selecting an independent accounting firm to audit Camco and its subsidiaries, overseeing the audit, and evaluating the accounting firm's performance. A more detailed description of the Audit Committee's functions is set forth in its charter, which is attached as Exhibit A. The Audit Committee met five times during 2003.

         The Board of Directors of Camco has a Corporate Governance and Nominating Committee, whose members are Messrs. Speck, Feick and Dix and Ms. Insley. The Corporate Governance and Nominating Committee provides a forum for independent directors to address issues of corporate governance, including the selection of nominees for director. The Corporate Governance and Nominating Committee operates pursuant to a written charter, which is attached as Exhibit B.

         The Board of Directors of Camco has an Executive Committee whose members are Messrs. Caldwell, Baylor, Speck and Tucker and Ms. Insley. The Executive Committee provides a forum for exercising the power and authority of the Board of Directors when the Board is not in session, subject to certain limitations. The Executive Committee did not meet during 2003.

         Each non-employee director of Camco receives a retainer of $5,300 per year for service on the board of Camco and $825 for each Board meeting attended, with one paid absence per year. Each director of Camco is also a director of Advantage Bank. Each non-employee director receives a retainer for $5,200 per year for service on the Board of Advantage Bank and $425 per board meeting attended, with one paid absence per year. In addition, directors who are not executive officers of Camco receive a fee of $400 for each committee meeting attended, except that if the committee meeting is held on the same day as a Board of Directors' meeting the fee is $200.

                               EXECUTIVE OFFICERS

         The following information is supplied for certain executive officers of Camco and Advantage Bank who do not serve on Camco's Board of Directors.

         D. EDWARD RUGG has served as the Secretary of Camco since January 2001 and as the Executive Vice President and Chief Operating Officer of Advantage Bank since May 2001. Mr. Rugg was President and Chief Executive Officer of Cambridge Savings Bank from January 1996 until May 2001. Mr. Rugg joined Camco in 1976.

         MARK A. SEVERSON has served as the Treasurer and Chief Financial Officer of Camco and Chief Financial Officer and Senior Vice President of Advantage Bank since November 2001. From May 1990 to May 2001, Mr. Severson was a Senior Vice President and Chief Financial Officer of FCNB Corp., Frederick, Maryland.

         DAVID S. CALDWELL has served as the Senior Vice President in charge of retail banking and financial services of Advantage Bank since December 2001. Since July 2001, Mr. Caldwell has been the Division President of Cambridge Savings. Mr. Caldwell joined Camco in September 2000 as President and Chief Executive Officer of Westwood Homestead Savings Bank in Cincinnati, Ohio. Prior to joining Camco, Mr. Caldwell served for three years as a Senior Vice President of Central Carolina Bank & Trust, Durham, North Carolina. Mr. Caldwell is the son of Larry A. Caldwell.

         EDWARD A. WRIGHT has served as the Senior Vice President in charge of operations of Advantage Bank since December 2001. Previously, Mr. Wright served as the Vice President of Operations at Advantage Bank from July 2001 until December 2001. Mr. Wright joined Cambridge Savings Bank in 1984 and served as Vice President and Chief Operating Officer of Cambridge Savings Bank since 1994 until July 2001.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

         The following table sets forth the compensation paid to Mr. Baylor and the other four highest compensated executive officers of Camco who received cash and cash equivalent compensation in excess of $100,000 for services rendered to Camco and its subsidiaries (the "Named Executive Officers"):

                                                         Annual compensation                    Long term
                                              -------------------------------------------      compensation
                                                                                                awards (1)
                                                                             Other annual   ---------------------   All other
                                                                             compensation   Securities underlying  compensation
  Name and principal position         Year    Salary ($)    Bonus ($)(1)        ($)            options/SARs(#)         ($)
--------------------------------      ----    ----------    ------------     ------------   ---------------------  ------------
Richard C. Baylor, President and      2003     $231,750      $10,822          $1,254               5,042            $38,429(2)
   Chief Executive Officer            2002      225,000       33,894              78              16,810             18,394
                                      2001      182,442       49,425               -                   -             29,341

D. Edward Rugg, Secretary of          2003      160,000        7,471           1,968               2,610             32,820(2)
  Camco and Executive Vice            2002      156,000       23,500             136               8,741             29,896
  President and Chief Operating       2001      140,395       22,680               -                   -              8,823
  Officer of Advantage Bank

Mark A. Severson, Treasurer and       2003      148,700        6,944             478               1,617             17,346(2)
  Chief Financial Officer             2002      145,000       21,843              47               5,416                  -
                                      2001       19,798            -               -                   -                  -

David S. Caldwell, Senior Vice        2003      131,125        6,123           1,105               1,426              9,332(2)
  President (Retail Banking) of       2002      129,875       19,565              49               4,854              6,208
  Advantage Bank                      2001      127,144       16,396               -               2,500            120,870

Larry A. Caldwell,                    2003      125,000            -               -                   -              1,193
  Chairman of the Board               2002      119,308            -               -                   -                435
                                      2001      201,490       25,000               -                   -             36,833

-------------------------

(1) 2003 Bonus amounts and options to acquire shares of Camco stock are based upon performance in fiscal year 2003, but are paid in January 2004.

(2) Consists of employer contributions to the Camco 401(k) Plan for each officer as follows: Mr. Baylor- $10,057, Mr. Rugg- $6,890, Mr. Severson- $7,100, Mr. David Caldwell- $6,255, and Mr. Larry Caldwell- $1,193; and accruals for salary continuation agreements as follows: Mr. Baylor- $28,372, Mr. Rugg- $25,930, Mr. Severson- $10,246, and Mr.
         David Caldwell- $3,077.

STOCK OPTIONS

         The following table sets forth information regarding all grants of options to purchase shares of Camco made to Named Executive Officers during the year ended December 31, 2003:

                        Option Grants In Last Fiscal Year

                                                                                                         Potential Realizable
                                                                                                           Value at Assumed
                                                                                                         Annual Rates of Stock
                                                                                                        Price Appreciation for
                                                  Individual Grants                                            Option Term
                           ----------------------------------------------------------                   -----------------------
                               Number of           % of Total Options
                               Securities         Granted to Employees      Exercise
                           Underlying Options              in                Price       Expiration
       Name                  Granted (#)(1)          2003 Fiscal Year       ($/Share)       Date          5% ($)       10% ($)
-----------------          ------------------     --------------------      ---------    ----------      --------      --------
Richard C. Baylor               16,810                   29.5%               $16.13       1/22/2013      $170,453      $432,185
D. Edward Rugg                   8,741                   15.4                 16.13       1/22/2013        88,634       224,731
Mark A. Severson                 5,416                    9.5                 16.13       1/22/2013        54,918       139,245
                                 2,000(2)                 3.5                 16.13       1/22/2013        20,280        51,420
David S. Caldwell                4,851                    8.5                 16.13       1/22/2013        49,189       124,719

-------------------------

(1) Except as otherwise specifically noted, the options were granted on January 22, 2003 and vest at a rate of 20% each year, beginning on the grant date.

(2) The options were granted on January 22, 2003 and vest in three equal annual installments, beginning on January 22, 2004.

         The following table sets forth information regarding the number and value of unexercised options held by the Named Executive Officers at December 31, 2003:

                                Aggregated Option/SAR Exercises in Last Fiscal Year and 12/31/03 Option/SAR Values
                              ----------------------------------------------------------------------------------------
                                                                      Number of                Value of unexercised
                                                                securities underlying             "in the money"
                                Shares                           unexercised options                options at
                              acquired on        Value             at 12/31/03(#)                 12/31/03($)(1)
       Name                   exercise(#)     realized($)     Exercisable/Unexercisable     Exercisable/Unexercisable
-----------------             -----------     -----------     -------------------------     -------------------------
Richard C. Baylor               10,250           50,105              3,362/13,448               $  4,034/16,138
D. Edward Rugg                   1,651           13,390              11,582/6,993                  60,937/8,391
Mark A. Severson                   -0-            N/A                 3,083/7,333                 13,240/13,569
David S. Caldwell                  -0-            N/A                 5,970/3,881                  35,039/4,657
Larry A. Caldwell                4,700           33,688                  18,700/0                     120,586/0

(1) The value of the options was determined by multiplying the number of "in the money" options by the difference between the applicable option exercise price and the fair market value of a share of Camco common stock, which was $17.33 on December 31, 2003, based on the closing bid price reported by The Nasdaq Stock Market.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Camco's business consists primarily of the business of Advantage Bank and its subsidiaries and or affiliates. The financial results of Camco are primarily a function of Advantage Bank's achievement of its goals as set forth in its business plan. Executives are compensated for their contribution to the achievement of these goals, which benefits the stockholders, customers, employees, and the communities in which Camco operates.

         During 2003, Larry A. Caldwell, the Chairman of the Board, received his compensation entirely from Camco. Richard C. Baylor, the President, Chief Executive Officer and Chief Operating Officer, and Mark A. Severson, the Treasurer and Chief Financial Officer, each received 50% of his compensation from Advantage Bank and 50% from Camco. Camco's Compensation Committee (the "Committee") recommends to Camco's Board of Directors the executive compensation for senior executive officers. Membership of the Committee is composed exclusively of directors who meet the independence criteria of Nasdaq. The Committee is dedicated to the philosophy of linking executive compensation to the achievement of Advantage Bank's goals and the resulting performance of Camco.

                  Executive Compensation Philosophy and Process

         The compensation levels of the executive officers, including the Chief Executive Officer, are reviewed each year by the Committee. The Committee also assesses each executive officer's contribution to Camco, the skills and experience of each executive officer and the on-going potential of each executive officer. Total corporate return performance is also a consideration in determining executive officer compensation. The Committee's determinations are presented to the full board of directors, but directors who are also executive officers do not participate in discussions regarding their own compensation.

         The overall objective of the executive compensation program is to provide competitive levels of compensation that will attract and retain qualified executives and will reward individual performance, initiative and achievement, while enhancing overall corporate performance and shareholder value. The program is designed to align senior management compensation with the goals of the Camco business plan by creating strong incentives to manage business successfully from both a financial and operating perspective. The executive compensation program is structured to accomplish the following specific objectives:

         1) Align the interests of management with the interests of the stockholders;

         2) Clearly motivate management to perform and succeed according to the goals outlined in the business plan;

         3)   Retain key personnel critical to Camco's long-term success;

         4) Emphasize formula-based components, such as incentive plans, in order to better focus management efforts in its execution of the business plan;

         5) Maintain pay for performance as an integral component of the program by utilizing incentive plans that emphasize corporate success;

         6) Maintain a corporate environment which encourages stability and a long-term focus for both Camco and its management; and

         7) Ensure that management: (a) fulfills its overall responsibility to its constituents, including stockholders, customers, employees, the community and government regulatory agencies; (b) conforms its business conduct to the highest ethical standards; (c) remains free from any influences that could impair or appear to impair the objectivity and impartiality of its judgement or treatment of Camco's constituents; and (d) continues to avoid any conflict between its responsibilities to Camco and each individual's personal interests.

         The Committee utilizes independent compensation surveys of officers in the thrift industry, taking into account comparable asset bases and geographic locations. Performance comparisons include rankings based on return on average equity, return on average assets, efficiency ratio, asset quality and total return on a company's stock price, among other factors. Compensation data utilized for comparisons is generally annual cash compensation including base salary and most forms of cash bonus and annual incentive awards.

                            Components of the Program

         The program's compensation elements include cash compensation, including base salary and an incentive-based bonus plan, and stock-based compensation. The incentive plans have been designed to reflect corporate performance, individual performance, and alignment with the interests of Camco's stockholders. Superior corporate or individual performance should result in compensation which, when combined with incentives, would place overall compensation at or above that of the peer group median.

         Base salary forms the foundation of the compensation program as it represents income not at risk. The Committee believes that base salary should function as an anchor: large enough that the executive is comfortable remaining in Camco's employ, but not so large as to conflict with the executive's motivation to work diligently to increase shareholder value. An individual's base salary is directly related to his or her position, job responsibilities, accountability, performance and contribution to Camco.

         Camco maintains both a short-term cash bonus plan and a long-term stock-based incentive plan. Bonus and incentive plan awards for the Named Executive Officers are based on the achievement of corporate performance objectives which are established by Camco's Compensation Committee at the beginning of each year. The performance objectives include four primary elements, consisting of return on average tangible equity, earnings per share growth, efficiency ratio improvement and net interest margin growth, which account for 60% of the total performance measurement. Secondary objectives, which account for 40% of the performance measurement, include deposit growth, loan volume and non-interest income growth.

         The cash bonus amounts range from 0% to 25% of the officer's base salary, subject to the percentage of performance measurements achieved. Additional discretionary bonus amounts may also be awarded under the cash bonus plan in recognition of other achievements, such as merger and acquisition activities, which are not part of the established performance objectives.

         The long-term incentive plan provides for the award of stock options of varying levels for each of the Named Executive Officers, ranging in amount from 0% to a maximum of between 100% and 200% of the officer's base salary, subject to the percentage of performance measurements achieved. Options are issued at market prices and typically vest at a rate of 20% each year beginning on the grant date and have a term of ten years. This element of the executive compensation program is designed to align the interests of the executive with corporate shareholder objectives since the price performance of Camco's common stock directly affects the value of these long-term awards.

                       Determination of CEO's Compensation

         The Committee determined the compensation for Mr. Baylor for 2004 pursuant to the policies described above for executive officers. Additional factors considered included merger and acquisition activities, continued updating and implementation of Camco's strategic plan and subsidiary oversight and progress. The Committee increased Mr. Baylor's base compensation by $5,794, or 2.5%, bringing his base salary to $237,544 for 2004. Camco achieved 18.68% of the performance targets established by the Committee for 2003. Based on that level of achievement, Mr. Baylor was awarded a cash bonus of $10,822 and he was awarded options for a number of Camco shares having a market value on the date of grant of $86,571.

         Submitted by the Compensation Committee of Camco's Board of Directors:

                           Susan J. Insley, Chairman
                           Terry A. Feick
                           Carson K. Miller
                           Jeffrey T. Tucker

COMPENSATION COMMITTEE INTERLOCKS

         During 2003, no member of the Compensation Committee was a current or former executive officer or employee of Camco or one of its subsidiaries or had a reportable business relationship with Camco or one of its subsidiaries.

PERFORMANCE GRAPH

         The following graph compares the cumulative total return on Camco's common stock with the cumulative total return of an index of companies whose shares are traded on Nasdaq, the Peer Group index, and the SNL All Bank & Thrift Index for the same period. Last year, Camco used the Peer Group Index as an indicator of how Camco compares to other peers in its line of business. However, several of the companies used for this index were acquired in the last year and are no longer appropriate peers of Camco. As a result, Camco believes that the SNL All Bank & Thrift Index is now a better index of peers to use as a comparison.

                              [PERFORMANCE GRAPH]

                                                                   PERIOD ENDING
                                          --------------------------------------------------------------------
             INDEX                        12/31/98    12/31/99    12/31/00    12/31/01    12/31/02    12/31/03
--------------------------------          --------    --------    --------    --------    --------    --------
Camco Financial Corporation                100.00       74.34       74.29      100.95      117.32      148.12
NASDAQ - Total US                          100.00      185.95      113.19       89.65       61.67       92.90
Camco Financial 2002 Peer Group*           100.00       87.04      103.91      134.11      162.20      217.02
SNL All Bank & Thrift Index                100.00       95.67      115.57      117.28      110.20      149.40

* The Camco Financial 2002 Peer Group includes American Financial Holdings, Inc., Connecticut Bancshares, Inc., CFS Bancorp, Inc., Berkshire Hills Bancorp, Inc., First Essex Bancorp, Inc., Troy Financial Corp., First Place Financial Corp., United Community Financial Corp., Klamath First Bancorp, Inc., ESB Financial Corp., First Financial Holdings, Inc., Anchor BanCorp Wisconsin, Inc., and First Federal Capital Corp.

EMPLOYMENT AGREEMENTS

         Camco has an employment agreement with Richard C. Baylor for a term ending January 31, 2007. The agreement provides for a base salary of not less than $237,544 and a performance review by the Board of Directors not less often than annually, at which time the Board of Directors may extend the term of the agreement. The agreement also provides for the inclusion of Mr. Baylor in any formally established employee benefit, bonus, pension and profit-sharing plans for which senior management personnel are eligible and provides for vacation and sick leave.

         Mr. Baylor's employment is terminable by Camco at any time. In the event of termination by Camco other than for just cause or in connection with a "change of control," as defined in the agreement, Mr. Baylor will be entitled to
(i) a continuation of salary payments for the remainder of the term of his agreement and (ii) a continuation of health, life and disability insurance benefits substantially equal to those being provided at the date of termination of employment until the earliest to occur of the end of the term of the agreement or the date Mr. Baylor becomes employed full-time by another employer.

         The agreement also contains provisions with respect to the occurrence within one year after a "change of control" of (1) the termination of Mr. Baylor's employment for any reason other than just cause, (2) a change in the capacity or circumstances in which Mr. Baylor is employed or (3) a material reduction in Mr. Baylor's responsibilities, authority, compensation or other benefits provided under the agreement without the written consent of Mr. Baylor. In the event of any such occurrence, Mr. Baylor will be entitled to payment of an amount equal to three times his average annual compensation for the three taxable years immediately preceding the termination of employment. In addition, Mr. Baylor is entitled to continued coverage under all health, life and disability benefit plans until the earlier of the end of the term of the agreement or the date on which Mr. Baylor is included in another employer's benefit plans as a full-time employee. The maximum which Mr. Baylor may receive, however, is limited to an amount which will not result in the imposition of a penalty tax pursuant to Section 280G(b)(3) of the Internal Revenue Code.

         Camco also has an employment agreement with Larry A. Caldwell for a one-year term commencing November 9, 2003. The agreement provides for a base salary of $125,000 and provides for the inclusion of Mr. Caldwell in any tax-qualified employee benefit, pension and profit-sharing plans for which senior management personnel are eligible. The agreement is terminable by Camco at any time. In the event of termination by Camco other than for just cause or in connection with a "change of control," as defined in the agreement, Mr. Caldwell will be entitled to a continuation of salary payments for the remainder of the term of his agreement. In the event of the voluntary or involuntary termination of Mr. Caldwell's employment for any reason other than just cause within one year after a "change of control", Mr. Caldwell would receive a change of control payment of $374,999.

CHANGE OF CONTROL AGREEMENTS

         Camco has change of control agreements with Edward D. Rugg, Mark A. Severson and David S. Caldwell. Each agreement is for a term of one year and provides for annual performance reviews by the Board of Directors, at which time the Board of Directors may extend the agreement for an additional one-year period.

         Each agreement provides that if the officer is terminated by Camco or its successors for any reason other than just cause, within six months prior to a change of control, as defined in the agreement, or within one year after a change of control, Camco will pay (1) the officer an amount equal to two times the amount of his annual salary and (2) the premiums required to maintain coverage under the health insurance plan in which the officer is a participant immediately prior to the change of control until the earlier of (i) the first anniversary of his termination or (ii) the date the officer is included in another employer's benefit plans. The officer will also be entitled to the above payments if he voluntarily terminates his employment within twelve months following a change of control if (1) the capacity or circumstances in which the officer is employed are changed; (2) the officer no longer holds his specified office; (3) the officer is required to move his personal residence, or perform his principal executive functions, more than thirty-five miles from his primary office as of the date of the agreement; or
(4) Camco otherwise breaches the agreement. The maximum amount that the officer may receive under the agreement is limited to an amount which will not result in the imposition of a penalty tax pursuant to Section 280G(b)(3) of the Code.

SALARY CONTINUATION AGREEMENTS

         Advantage Bank has entered into Salary Continuation Agreements with each of Richard C. Baylor, Edward D. Rugg, Mark A. Severson and David S. Caldwell (the "Salary Continuation Agreements"). Each Salary Continuation Agreement provides for continued monthly compensation to the employee, or his beneficiary, for a period of 15 years following the employee's termination of employment for any reason other than Early Termination or Termination for Cause (as defined in the Salary Continuation Agreement). Early Termination is defined in the Salary Continuation Agreements to mean termination of employment before age 65 for reasons other than death, Disability (as defined in the Salary Continuation Agreement), Termination for Cause or following a Change of Control (as defined in the Salary Continuation Agreement).

         Upon termination of employment after the employee reaches age 65, each employee will receive the following maximum amounts, divided into 12 monthly payments, annually for 15 years: Mr. Baylor - $410,100; Mr. Rugg - $98,300; Mr. Severson - $197,400; and Mr. David Caldwell - $140,900. In the event of Early Termination, termination for Disability or upon a Change of Control, the employee will receive monthly payments for a period of 15 years, in an amount equal to the accrual balance, which amount increases annually at a specified rate until it reaches the maximums set forth above. If an employee is terminated upon a Change of Control, the employee may elect to have the present value of the monthly payments made in a single lump sum payment. An employee is not entitled to any payments upon Termination for Cause.

SALARY CONTINUATION PLAN

         In connection with the termination of its non-contributory defined benefit pension plan in 1996, Camco implemented a non-qualified retirement plan (the "1996 Salary Continuation Plan") for the benefit of certain executive officers. Mr. Rugg is the only Named Executive Officer who is a participant in this plan. The 1996 Salary Continuation Plan provides for continued monthly compensation to Mr. Rugg, or his beneficiary, for 179 months following his retirement at age 65 from Advantage Bank. If Mr. Rugg retires after age 55 or after having completed 15 years of full-time service (the "Early Retirement Date"), and before age 65, the 1996 Salary Continuation Plan provides for a reduced benefit. Upon a change in control of Advantage Bank and the subsequent termination of Mr. Rugg's employment, he is entitled to a lump sum payment of a reduced amount. If Mr. Rugg's employment is terminated prior to the Early Retirement Date for any reason other than death, he is not entitled to receive any benefits under the 1996 Salary Continuation Plan.

SPLIT-DOLLAR PLAN

         Flexible payment universal life insurance policies, which are carried on the books of Camco as tax-free earning assets, have been purchased on the lives of certain employees, including Messrs. Baylor, Rugg, Severson and D. Caldwell. Upon the death of the participating employee, a beneficiary named by the employee will receive the lesser of (1) two times the employee's base salary for the 12 months preceding the month in which the employee dies up to a maximum of $300,000, or (2) the total death proceeds of the life insurance policy. The balance of the life insurance proceeds will be payable to Camco or the applicable subsidiary and are expected to be sufficient to cover all investment costs associated with the policy.

EXECUTIVE DEFERRED COMPENSATION AGREEMENTS

         Executives may elect to defer annually the payment of up to $30,000 of their salary until a specified date or until they are no longer associated with Camco. Interest is credited on the deferral amounts at an annual rate equal to 75% of Camco's return on equity rate for the preceding year, not to exceed a return on equity of 20%.

                            OWNERSHIP OF CAMCO SHARES

         As of March 12, 2004, no persons were known by Camco to own beneficially more than 5% of the outstanding shares of Camco's common stock.

         The following table sets forth certain information regarding the number of shares of common stock of Camco beneficially owned by each incumbent director and nominee of Camco and by all directors and executive officers of Camco as a group as of March 12, 2004:

                                              Sole voting                   Shared voting           Percentage of
                                                  and                           and/or                 shares
Name and address (1)                       investment power (2)             investment power         outstanding
-----------------------------------        --------------------             -----------------       -------------
Richard C. Baylor                                 20,026                           22,421                  *
Larry A. Caldwell                                 92,149                          133,858                  3.1%
Robert C. Dix, Jr.                                10,668                            4,980                  *
Terry A. Feick                                         0                            5,602                  *
Susan J. Insley                                        0                              706                  *
Paul D. Leake                                     83,584                           20,813                  1.4
Carson K. Miller                                     180                              706                  *
Samuel W. Speck                                    1,050                           22,003                  *
Jeffrey T. Tucker                                 16,295                              706                  *
D. Edward Rugg                                    97,074                           23,812                  1.6
Mark A. Severson                                   7,156                               46                  *
David S. Caldwell                                  9,513                           16,244                  *
All directors and executive
 officers as a group  (13 persons)               346,628                          268,499                  8.3

-------------------------

*        Less than 1% of the outstanding shares.

(1) Each of the persons listed in this table may be contacted at the address of Camco, 6901 Glenn Highway, Cambridge, Ohio 43725.

(2) Includes the following number of shares that may be acquired upon the exercise of options: Mr. Baylor - 7,732; Mr. L. Caldwell - 17,700; Mr. Dix - 1,050; Mr. Leake - 29,028; Mr. Speck - 1,050; Mr. Tucker - 3,544;
         Mr. Rugg - 11,852; Mr. Severson - 5,156; Mr. D. Caldwell - 7,225; and directors and executive officers as a group - 93,270.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires Camco's executive officers and directors, and persons who own more than ten percent of Camco's common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and to provide Camco with a copy of such form. Based on Camco's review of the copies of such forms it has received, Camco believes that its executive officers and directors complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended December 31, 2003, except for the following: Mr. Rugg had one late Form 4 reporting one transaction; Mr. Leake had two late Forms 4 reporting one transaction each and another late Form 4 reporting two transactions; and Mr. Wright had one late Form 4 reporting one late transaction.

                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors of Camco is comprised of three directors, all of whom are considered "independent" under Rule 4200(a)(15) of Nasdaq's listing standards. The Audit Committee is responsible for overseeing Camco's accounting functions and controls, as well as selecting an accounting firm to audit Camco's financial statements. The Audit Committee has adopted a charter, which is attached as Exhibit A.

         The Audit Committee received and reviewed the report of Grant Thornton, LLP ("Grant Thornton") regarding the results of their audit, as well as the written disclosures and the letter from Grant Thornton required by Independence Standards Board Standard No. 1. The Audit Committee determined that the provision by Grant Thornton of the services included in the table below under "All Other Fees" is compatible with maintaining Grant Thornton's independence. The Audit Committee reviewed the audited financial statements with the management of Camco. A representative of Grant Thornton also discussed with the Audit Committee the independence of Grant Thornton from Camco, as well as the matters required to be discussed by Statement of Auditing Standards 61, as may be amended from time to time. Discussions between the Audit Committee and the representative of Grant Thornton included the following:

         - Grant Thornton's responsibilities in accordance with generally accepted auditing standards

         - The initial selection of, and whether there were any changes in, significant accounting policies or their application

         -    Management's judgments and accounting estimates

         -    Whether there were any significant audit adjustments

         -    Whether there were any disagreements with management

         -    Whether there was any consultation with other accountants

         - Whether there were any major issues discussed with management prior to Grant Thornton's retention

         - Whether Grant Thornton encountered any difficulties in performing the audit

         - Grant Thornton's judgments about the quality of Camco's accounting principles

         - Grant Thornton's responsibilities for information prepared by management that is included in documents containing audited financial statements

         Based on its review of the financial statements and its discussions with management and the representative of Grant Thornton, the Audit Committee did not become aware of any material misstatements or omissions in the financial statements. Accordingly, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003, to be filed with the SEC.

Jeffrey T. Tucker, Chairman
Robert C. Dix, Jr.
Carson K. Miller

AUDIT FEES

         The aggregate fees billed by Grant Thornton to the Company for the years ended December 31, 2003 and 2002 are as follows:

                                      2003                       2002
                                      ----                       ----
Audit Fees                          143,125                    151,780
Tax Fees (1)                         11,800                     24,015
All Other Fees (2)                    7,340                     17,375
                                    -------                    -------
Total Fees                          162,265                    193,170
                                    =======                    =======

-------------------------

(1) Permissible tax services include tax compliance, tax planning and tax advice that do not impair the independence of the auditor and that are consistent with the SEC's rules on auditor independence. 2002 includes amended tax returns and the final returns due to the acquisition of Columbia.

(2) Assistance with strategic planning, rate swap transactions, purchase price accounting, regulatory compliance, and Form 1099 and W-2 reporting.

           PROPOSALS OF STOCKHOLDERS AND COMMUNICATION WITH THE BOARD

         Any proposals of stockholders intended to be included in Camco's proxy statement for the 2005 Annual Meeting of Stockholders (other than nominations for directors, as explained herein at "ELECTION OF DIRECTORS") should be sent to Camco by certified mail and must be received by Camco not later than November 22, 2004. In addition, if a stockholder intends to present a proposal at the 2005 Annual Meeting without including the proposal in the proxy materials related to the meeting, and if the proposal is not received by February 5, 2005, then the proxies designated by the Board of Directors of Camco for the 2005 Annual Meeting of Stockholders of Camco may vote in their discretion on any such proposal any shares for which they have been appointed proxies without mention of such matter in the proxy statement or on the proxy card for such meeting.

         Camco's Board of Directors has adopted a formal process by which stockholders may communicate with the Board. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Board of Directors of Camco Financial Corporation, at 6901 Glenn Highway, Cambridge, Ohio 43725.

         Management knows of no other business which may be brought before the Annual Meeting. It is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their best judgment on any other matters which may be brought before the Annual Meeting.

         YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL IN, SIGN AND RETURN THE PROXY IN THE ENCLOSED SELF-ADDRESSED POSTAGE PAID ENVELOPE.

                                            By Order of the Board of Directors

March 22, 2004                              D. Edward Rugg, Secretary

                                    EXHIBIT A
                           Camco Financial Corporation
                             Audit Committee Charter

STATEMENT OF POLICY

The Audit Committee is responsible for overseeing the accounting and financial reporting processes and the audits of the financial statements of Camco Financial Corporation ("Camco") and its subsidiaries (collectively, the "Company"). In so doing, the Committee will maintain free and open means of communication between the directors, the independent accountant, the internal auditors, and the Company's financial management. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and prepared in accordance with generally accepted accounting principles ("GAAP"). That is the responsibility of Company management. The Committee expects the Company's independent accountant, as part of its opinion audit performed in accordance with Generally Accepted Auditing Standards, to report any significant departures from GAAP and any deficiencies in the system of internal control defined in the auditing standards as a reportable condition.

ORGANIZATION

At least three independent directors of Camco shall serve on the Committee. A member of the Committee will be considered independent if such member meets the independence standards of The Nasdaq Stock Market, Inc. and applicable law and does not have a relationship which, in the opinion of Camco's Board, would impair the exercise of independent judgment in carrying out the responsibilities of such a member. All Committee members shall be able to read and understand the Company's fundamental financial statements, including the balance sheet, income statement and cash flow statement, and at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Satisfaction of these independence, financial literacy and experience requirements shall be determined in accordance with the applicable rules of the Securities and Exchange Commission and The Nasdaq Stock Market, Inc.

RESPONSIBILITIES

In carrying out its responsibilities and duties, the Committee shall:

         1.   Meet at least once per quarter.

         2. Review and reassess the adequacy of this Charter periodically as conditions dictate, but at least annually.

         3. Review and discuss with management the Company's annual financial statements and the independent accountant's opinion rendered with respect to such financial statements.

         4. Select and determine funding for the independent accountant, considering independence and effectiveness, to audit the financial statements of the Company.

         5. Evaluate the performance of the independent accountant, and, if so determined by the Committee, replace the independent accountant.

         6. Communicate to the independent accountant that they are ultimately accountable to the Committee, as the stockholders' representatives.

         7. Ensure that the independent accountant submit to the Committee periodically a formal written statement delineating all relationships between the independent accountant and the Company, consistent with Independence Standards Board Standard 1 ("ISBS No. 1"), and engage in active dialog with the independent accountant about all disclosed relationships or services that may impact the objectivity and independence of the independent accountant.

         8. Review the performance of the independent accountant and consult with the independent accountant out of the presence of management about internal controls and the completeness and accuracy of the Company's financial statements. The Committee's review should include the matters required to be discussed by Statement on Auditing Standards No. 61 ("SAS No. 61"), as may be amended from time to time, and an explanation from the independent accountant of the factors considered by the independent accountant in determining the audit's scope. The independent accountant should confirm that no limitations have been placed on the scope or nature of the audit.

         9. Review with management, the independent accountant and the internal auditor any difficulties or disagreements encountered during the course of the audit, as well as any improvements that could be made in the audit or internal control procedures.

         10. Receive communications, if any, from the independent accountant with respect to interim financial information before the filing of the Quarterly Report on Form 10-Q with the Securities and Exchange Commission and discuss such communications with management of the Company. The chair of the Committee may represent the entire Committee for purposes of this receipt of communications and discussion with management.

         11. Prepare a report to be included in the Proxy Statement for the Company's annual meeting of stockholders. As required by the regulations of the Securities and Exchange Commission, the report must state whether the Committee has (i) reviewed and discussed the audited financial statements with management; (ii) discussed with the independent accountant the matters required to be discussed by SAS No. 61; (iii) received and discussed with the independent accountant the matters required by ISBS No. 1; and
              (iv) recommended to the Board that the audited financial statements be included in Camco's Annual Report on Form 10-K for the last fiscal year. The name of each Committee member must appear below the report.

         12. Pre-approve all audit services and permissible non-audit services provided to the Company by financial and non-financial firms.

         13. Engage and determine funding for independent counsel and other advisors as the Committee deems necessary to carry out its duties.

         14. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters.

         15. Establish procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

         16. Perform any other activities consistent with this Charter, the Company's governing documents and applicable law, as the Committee or the Board deems necessary or appropriate.

         17. Review on an ongoing basis all related party transactions for potential conflict of interest situations and approve all such related party transactions.

INTERNAL AUDIT

         1. The Audit Committee will oversee the internal audit function. The Director of Internal Audit of the Company shall report directly to the Chair of the Audit Committee and shall be responsible for establishing, maintaining and executing appropriate audit programs, policies and procedures that govern the examination and audit of ledgers, records, procedures and operations of the Company and its affiliates. An appropriate executive officer shall provide administrative oversight.

         2. In carrying out his or her responsibilities and duties, the Director of Internal Audit shall follow the FFIEC Interagency Guidance on the Internal Audit Function and its Outsourcing, as appropriate, considering the size and complexity of the Company.

         3. The Director of Internal Audit will be the liaison with outside auditors and will be the coordinator for all internal audit service activities and will work with the independent internal audit firm, other members of the Company's management and be responsible for control risk assessments, audit plans, audit programs, and audit reports. The Director of Internal Audit will be responsible for determining and approving the risk scope, and frequency of internal audit service activities in conjunction with the Audit Committee.

         4. The Director of Internal Audit will be responsible for evaluating the findings and results arising from internal audit services activities and reporting such findings to the Audit Committee. The Director of Internal Audit will be responsible for reporting any internal control deficiencies as soon as they are identified directly to the Audit Committee.

         5. The Director of Internal Audit will assist the independent audit firms utilized by the Company in monitoring the FDICIA control process.

                                    EXHIBIT B

                                   CHARTER FOR
                THE CORPORATE GOVERNANCE AND NOMINATING COMMITTEE
                         OF CAMCO FINANCIAL CORPORATION

1. PURPOSE. The Committee is intended to provide a forum for independent Directors to address issues of corporate governance to ensure that the board is appropriately constituted and conducts its affairs in a manner that will best serve the interests of the Company and its stockholders.

2. ORGANIZATION. The Committee shall consist of at least three independent Directors. The committee chair shall be elected by and from the Committee. The Committee shall meet at least twice each year.

3. PRINCIPAL RESPONSIBILITIES. The principal responsibilities of the Committee shall be as follows:

GENERAL

- Periodically review and recommend to the Board any appropriate modifications to the Company's Corporate Governance Policy.

- Periodically review and recommend to the Board any appropriate changes to the process for evaluation of the CEO and Chairman of the Board and to oversee the Board's self-assessment process.

- Evaluate candidates for the positions of CEO, Chairman, and Chair of the Executive Committee, as appropriate.

- In carrying out its duties, the Committee will confer with and solicit the views of the Chairman and the CEO.

BOARD COMPOSITION AND MEMBERSHIP

- Establish criteria for the selection of new directors and nominees for vacancies on the Board. At a minimum, such nominees should be less than 70 years old, able to read and understand basic financial statements, have business experience, exhibit high moral character and hold at least 100 shares of the Company's common stock. The Committee shall look for nominees who:

          - meet the Company's strategic needs and will be most effective in meeting the long term interests of the Company and its stockholders;

          - have an understanding of the regulatory and policy environment in which the Company operates; and

          - have diverse experience in the key business, financial and other challenges that face the Company.

- Identify and evaluate the qualifications, skills and other attributes prospective nominees for the Board, including those individuals properly nominated by stockholders.

- Recommend to the Board a slate of potential nominees to be proposed at the Company's annual meeting of stockholders, including the nomination of incumbent directors for re-election, as appropriate.

- Evaluate the performance of any Director whose term is expiring and whether such Director should be invited to stand for reelection.

- Consider and recommend to the Board the appropriate size of the Board and retirement and other tenure policies for Directors.

- Reassess annually the composition, challenges and needs of the Board as a whole, both in connection with recommending candidates for election to the Board and in analyzing the composition of the Board committees. The assessment of the overall composition of the Board considers issues of judgment, diversity in skills, background, and experience.

- Review the tendered resignation of a Director for reason of change of employment or other circumstances and make a recommendation regarding his or her suitability for remaining on the board.

- Review and determine the philosophy underlying the Director's compensation and be informed regarding the Compensation Committee's actions in approving executive compensation to maintain alignment between stockholder interests, management and the Board's role to ensure that alignment. The Committee shall conduct a thorough analysis of director compensation and stock ownership at least every three years and make recommendations to the Board for any adjustments deemed appropriate

                                 REVOCABLE PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           CAMCO FINANCIAL CORPORATION

           CAMCO FINANCIAL CORPORATION ANNUAL MEETING OF STOCKHOLDERS

         The undersigned stockholder of Camco Financial Corporation ("Camco") hereby constitutes and appoints Robert C. Dix and Jeffrey T. Tucker, or either one of them, as the proxies of the undersigned with full power of substitution and resubstitution, to vote at the 2004 Annual Meeting of Stockholders of Camco to be held at Camco's Corporate Center, 6901 Glenn Highway, Cambridge, Ohio 43725, on April 27, 2004, at 4:00 p.m. Eastern Daylight Saving Time (the "Annual Meeting"), all of the shares of Camco common stock which the undersigned is entitled to vote at the Annual Meeting, or at any adjournment thereof, on each of the following proposals, all of which are described in the accompanying Proxy
Statement:

1.       The election of two directors:

         [ ]      FOR all nominees                   [ ]   WITHHOLD authority to
                  listed below                             vote for all nominees
                  (except as marked to the                 listed below:
                     contrary below):

                                            Terry A. Feick
                                            Susan J. Insley

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below).

______________________________________________________________

2. In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors recommends a vote "FOR" the nominees listed above.

         IMPORTANT:  PLEASE SIGN AND DATE THIS PROXY ON THE REVERSE SIDE.

UNLESS THIS PROXY IS REVOKED, THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. WHERE NO INSTRUCTIONS ARE INDICATED, PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR SET FORTH ABOVE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE PERSONS NAMED ABOVE TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS A DIRECTOR IF A NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE ANNUAL MEETING.

At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

         All Proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of the 2003 Annual Meeting of Stockholders of Camco and of the accompanying Proxy Statement is hereby acknowledged.

         Please sign exactly as your name appears on your Stock Certificate(s). Executors, Administrators, Trustees, Guardians, Attorneys and Agents should give their full titles.

_____________________________                    ______________________________
Signature                                        Signature

_____________________________                    ______________________________
Print or Type Name                               Print or Type Name

Dated: _____________________                     Dated: _______________________

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE U.S.A.

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